Morgan Stanley Real Estate Fund
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:	Senior Housing Property Trust
Purchase/Trade Date:	12/10/2010
Size of Offering/shares: 12,500,000
Offering Price of Shares: $20.500
Amount of Shares Purchased by Fund: 2,620
Percentage of Offering Purchased by Fund:  0.021
Percentage of Funds Total Assets: 0.14
Brokers: Jefferies, BofA Merrill Lynch, Morgan Stanley,
Citi, UBS, Morgan Keegan, RBC Capital Markets, Wells
Fargo Securities, BB& T Capital Markets, Janney
Montgomery Scott, Oppenheimer & Co.
Purchased from:  Jefferies & Co.

Securities Purchased:	HCP Inc.
Purchase/Trade Date:	12/14/2010
Size of Offering/shares: 40,000,000
Offering Price of Shares: $32.000
Amount of Shares Purchased by Fund: 3,850
Percentage of Offering Purchased by Fund: 0.010
Percentage of Funds Total Assets: 0.32
Brokers: BofA Merrill Lynch, Citi, JPMorgan, UBS
Investment Bank, Wells Fargo Securities, Morgan Stanley,
RBS, Credit Suisse, Credit Agricole CIB, KeyBanc Capital
Markets, Deutsche Bank Securities, Barclays Capital,
Goldman, Sachs & Co., Scotia Capital, BNY Mellon Capital
Markets, LLC, SunTrust Robinson Humphrey, Piper Jaffray,
PNC Capital Markets LLC, Morgan Keegan
Purchased from:  Merrill Lynch

Securities Purchased:	Mack-Cali Realty Corp.
Purchase/Trade Date:	2/15/2011
Size of Offering/shares: 6,250,000
Offering Price of Shares: $33.000
Amount of Shares Purchased by Fund: 1,660
Percentage of Offering Purchased by Fund: 0.027
Percentage of Funds Total Assets: 0.13
Brokers: BofA Merrill Lynch, Deutsche Bank Securities,
J.P.Morgan, BNY Mellon Capital Markets, LLC, Capital One
Southcoast, Citi, Comerica Securities, Mitsubishi UFJ
Securities, Piper Jaffray, PNC Capital Markets LLC, RBS,
Scotia Capital, SunTrust Robinson Humphrey
Purchased from:  Merrill Lynch






Securities Purchased:	HCP Inc.
Purchase/Trade Date:	3/22/2011
Size of Offering/shares:  30,000,000
Offering Price of Shares: $36.900
Amount of Shares Purchased by Fund: 3,210
Percentage of Offering Purchased by Fund: 0.011
Percentage of Funds Total Assets: 0.30
Brokers: BofA Merrill Lynch, Citi, JPMorgan, UBS
Investment Bank, Wells Fargo Securities, Morgan Stanley,
RBS, Credit Suisse, Credit Agricole CIB, KeyBanc Capital
Markets, Goldman, Sachs & Co., Scotia Capital, BNY Mellon
Capital Markets, LLC, SunTrust Robinson Humphrey, Piper
Jaffray, PNC Capital Markets LLC, Morgan Keegan, CSCA
Purchased from:  Merrill Lynch

Securities Purchased:	Hudson Pacific Properties
Purchase/Trade Date:	4/27/2011
Size of Offering/shares: 6,950,000
Offering Price of Shares: $14.620
Amount of Shares Purchased by Fund: 5,360
Percentage of Offering Purchased by Fund: 0.077
Percentage of Funds Total Assets:
Brokers: BofA Merrill Lynch, Barclays Capital, Morgan
Stanley, Wells Fargo Securities, KeyBanc Capital Markets
Purchased from:  Barclays